UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2017, Brisben Water Solutions, LLC agreed to lend $500,000 to Ecosphere Technologies, Inc., a Delaware corporation (the “Company”) and its subsidiary Sea of Green Systems, Inc., a Florida corporation (“SOGS”) in exchange for a promissory note (the “Note”). The Company and SOGS will be jointly and severally liable for the repayment of the Note.  The loan evidenced by the Note may be funded in tranches. As of the date of this report, $187,511 has been borrowed under the Note. Loan funds advanced under the Note bear interest at 10% per annum from the date of funding. The Note matures December 15, 2017. At any time prior to maturity, amounts of principal and accrued interest under the Note will be convertible into shares of common stock of SOGS.

The obligations under the Note are secured by a security agreement between the parties which includes the collateral granted under prior previously disclosed security agreements.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Promissory Note, dated as of February 28, 2017

10.2	Security Agreement, dated as of February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: March 6, 2017